UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 16, 2011 (December 13, 2011)

CORONUS SOLAR INC.
formerly, INSIGHTFULMIND LEARNING, INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada
(State or other jurisdiction of incorporation)

000-53697
(Commission File No.)

1100-1200 West 73rd Avenue
Vancouver, British Columbia
Canada   V6P 6G5
(Address of principal executive offices and Zip Code)

604-267-7078
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The close of escrow for the Vacant Land Purchase Agreement (the “Hesperia West Agreement”), entered into by Coronus, as reported in our Form 8-K filed with the SEC on November 10, 2011, has been extended. Additionally, the time allotted for Coronus’ board of directors to approve the Hesperia West Agreement has also been extended. Effective December 13, 2011, under the Hesperia West Agreement, the close of escrow has been extended to January 22, 2012, and the Hesperia West Agreement is now subject to Coronus’ board of director approval on or before January 15, 2012.

The close of escrow for the Vacant Land Purchase Agreement (the “Oak Hills South Agreement”), entered into by Coronus, as reported in our Form 8-K filed with the SEC on October 14, 2011, has been extended. Additionally, the time allotted for Coronus’ board of directors to approve the Oak Hills South Agreement has also been extended. Effective December 15, 2011, under the Oak Hills South Agreement, the close of escrow has been extended to January 22, 2012, and the Oak Hills South Agreement is now subject to Coronus’ board of director approval on or before January 15, 2012.

We sought the above extensions to the Hesperia West Agreement and the Oak Hills South Agreement because we require additional time to determine whether the properties will be suitable for solar photovoltaic developments under the California Public Utilities Commission’s feed-in tariff program for small generators.

ITEM 7.01             REGULATION FD DISCLOSURE.

We announced today the extensions to the Hesperia West Agreement and the Oak Hills South Agreement, as disclosed above under Item 1.01.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits	Document Description

99.1	Press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 16th day of December, 2011.

CORONUS SOLAR INC.

BY:	JEFFERSON THACHUK
Jefferson Thachuk
President, Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer, Secretary, Treasurer and a member of the Board of Directors